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                                                                   EXHIBIT 23.4

                               [DLJ LETTERHEAD]

                                August 15, 1996

Board of Directors
Hilton Hotels Corporation
Beverly Hills, California

  We hereby consent to the inclusion of our opinions dated June 6, 1996 and August 15, 1996 in the Joint Proxy Statement-Prospectus which forms a part of the Hilton Hotels Corporation registration statement on Form S-4 dated August 19, 1996. In giving this consent we do not hereby admit that Donaldson, Lufkin & Jenrette Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1993, as amended, or the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION

                                          By:  /s/ Warren C. Woo
                                             -------------------------------
                                          Name: Warren C. Woo
                                          Title: Managing Director